Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AstroNova, Inc. of our report dated April 10, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of AstroNova, Inc., appearing in the Annual Report on Form 10-K of AstroNova, Inc. for the year ended January 31, 2018.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 4, 2018